UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2018

VALUESETTERS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-55036	87-0409951
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

745 Atlantic Avenue

Boston, MA 02111

 (Address of principal executive offices)

(781) 925-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 21, 2018, ValueSetters, Inc. (the “Company”) and Braidy Industries, Inc. entered into a consulting agreement that requires the Company to provide consulting services for a wide range of fees. The minimum fee to be earned by the Company is $50,000 and the maximum fee is $2,000,000. The contract is for an initial term of three months, plus an additional term for an undefined period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUESETTERS, INC.

Date May 24, 2018	By:	/s/ Cecilia Lenk
Cecilia Lenk
Title: Chief Executive Officer